PROSPECTUS and                  PRICING SUPPLEMENT NO. 11
PROSPECTUS SUPPLEMENT, each     effective at 1:00 PM ET
Dated July 10, 2001             Dated 30 November 2001
CUSIP: 24422ENV7                Commission File No.: 333-62622
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $2,495,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue

The Medium-Term Notes offered hereby will be Senior
Notes as more fully described in the accompanying
Prospectus and Prospectus Supplement and will be Denominated in U.S. Dollars.



INTEREST PAYMENT DATES:           Each June 5, December
                                  5, commencing on
                                  June 5, 2002 and
                                  at Maturity

Principal Amount:                 $150,000,000

Date of Issue:                    December 5, 2001

Maturity Date:                    December 5, 2003

INTEREST RATE:                    4.125% PER ANNUM

REDEMPTION PROVISIONS:            None

PLAN OF DISTRIBUTION:                           Principal Amount
                                  Principal         Of Notes
                                  Banc of America
                                  Securities Inc. - $75,000,000
                                  Salomon Smith
                                  Barney - - - - - -$75,000,000
                                  Total- - - - - - $150,000,000

                                  Banc of America Securities LLC
                                  and Salomon Smith Barney,
                                  have purchased the Senior Notes
                                  as Principal at a price of
                                  99.865% of the aggregate
                                  principal amount of the Senior
                                  Notes.

Banc of America Securities Inc.
Salomon Smith Barney